UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2007

PANACOS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a)	Not applicable.

(b) On April 12, 2007, Eric W. Linsley, currently a Class III director, informed Panacos Pharmaceuticals, Inc. (“Panacos” or the “Company”) that due to competing obligations he has decided not to stand for re-election as a director of the Company. On April 13, 2007, Herbert H. Hooper, Ph.D., currently a Class II director, also informed the Company that due to personal time constraints he will resign as a director of the Company as of the close of the 2007 Annual Meeting of stockholders of the Company (the “2007 Annual Meeting”). Accordingly, each of Mr. Linsley and Dr. Hooper will cease to be directors on the date of the 2007 Annual Meeting.

(c)	Not applicable.

(d) On April 13, 2007, the Board of Directors of the Company expanded the size of the Board from eight to nine members and, upon the recommendation of its nominating and governance committee, appointed Robert G. Savage, age 53, as a Class III director. At the same meeting, the Board appointed Mr. Savage as a member of the Compensation Committee of the Board. Since May 2003, Mr. Savage has served as President of Strategic Imagery LLC, a consulting company focused on shaping creative solutions to complex issues. From February 2002 to April 2003, Mr. Savage was Group Vice President and President for the General Therapeutics and Inflammation Business of Pharmacia Corporation, a research-based pharmaceutical firm acquired by Pfizer Inc. in April 2003. From September 1996 to January 2002, Mr. Savage held several senior positions with Johnson & Johnson, including Worldwide Chairman for the Pharmaceuticals Group during 2001, Company Group Chairman responsible for the North America pharmaceuticals business from 2000 to 2001, President, Ortho-McNeil Pharmaceuticals from 1998 to 2000 and Vice President Sales & Marketing from 1996 to 1998. Mr. Savage also serves as a director for Noven Pharmaceuticals, Lead Director for The Medicines Company and is Non-Executive Chairman of the Board of EpiCept Corporation. Mr. Savage received a B.S. in biology from Upsala College and an MBA from Rutgers University. Mr. Savage was elected for a term coincident with the other Class III directors, to serve in accordance with the By-Laws, and to continue until the 2007 Annual Meeting and thereafter until his successor is duly elected and qualified, subject to his earlier removal, resignation or death.

In connection with his appointment, and pursuant to the Amended and Restated Director Compensation Policy described below (the “Policy”), Mr. Savage has been granted a non-qualified option to purchase 25,000 shares of the Company’s common stock, $.01 par value per share. These options shall vest monthly at 1/48 per month, commencing one month following the date of grant, over four years, provided that Mr. Savage continues to serve as a director of the Company, at an exercise price equal to the fair market value of the common stock on the date of grant. Under the Policy, Mr. Savage will also receive a non-qualified option to purchase 15,000 shares of common stock at the first meeting of the Board of Directors following each annual meeting of stockholders of the Company. These options shall vest monthly at 1/12 per month, commencing one month following the date of grant, over one year, provided that Mr. Savage continues to serve as a director of the Company, at an exercise price equal to the fair market value of the common stock on the date of grant. Mr. Savage shall also receive a quarterly retainer of $3,750 and a fee of $2,000 for each meeting of the Board of Directors attended in person or $1,500 for each meeting attended via teleconference.

(e) On April 13, 2007, the Board of Directors adopted an Amended and Restated Director Compensation Policy. The Policy, a copy of which is filed as an exhibit to this Form 8-K and incorporated herein by reference, sets forth the compensation to be paid to directors of the Company.

(f)	Not applicable.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

10.1 Amended and Restated Director Compensation Policy, dated as of April 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.

Dated: April 13, 2007

By:                  /s/  PEYTON MARSHALL

                                Peyton Marshall, Ph.D.

                                Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Director Compensation Policy, dated as of April 13, 2007.